Exhibit 10.73

[all handwritten text indicated in italics]

Agreement No.: 30411010255

Agreement on the Escrow of Transaction Funds for Building Stock

This Agreement is made by and between:

Party A (the Seller):	Wearnes Global (Suzhou) Co., Ltd.
Party B (the Buyer):	MFLEX Suzhou Co., Ltd.
Party C:	Wuzhong District Real Estate Transaction [Management] Center

Based on the principles of equality, good faith and credibility, and by consensus reached through negotiations, Party A, Party B and Party C hereby enter into this Agreement (hereinafter referred to as the “Escrow Agreement”) concerning the escrow of transaction funds for building stock.

Article 1 On January 18, 2011, Party A and Party B signed the “Contract for Sale and Purchase of Building Stock” (hereinafter referred to as the “Contract”) with contract number: 201101060075, for sale of the property located at Yuehu Road South, Puzhuang Township, Wuzhong District, Suzhou (Original Real Estate Title Certificate No.: 00046543) (hereinafter referred to as the “Property”) to Party B at the transaction price of [RMB] 32,313,566 Yuan. The building area of the Property is 12,102.03 square meters.

Party A and Party B hereby entrust the payment for the Property to Party C for escrow purposes. When all procedures for transfer of the Property are completed, Party C shall be responsible for going through the procedures for handover of real estate title certificate and settlement of funds with Party A and Party B. When going through the escrow procedures, Party A and Party B shall present the original real estate title certificate, the original land certificate, original and duplicate copies of identification documents, and original and duplicate copies of the “Contract.”

Article 2 Party B shall deposit the payment for purchase of the Property in the amount of Renminbi (in words) Thirty-Two Million Three Hundred Thirteen Thousand Five Hundred and Sixty-Six (in numerals) 32,313,566 Yuan into the following escrow account: Bank of Deposit: Agricultural Bank of China, Account No.: 538201040125648.

At the same time, the Seller shall open a settlement account at the designated bank in the name of Wearnes Global (Suzhou) [Co., Ltd.] (ID Document No.: 733332686), Account No.: 540701040006033.

The Buyer shall open a settlement account at the designated bank in the name of MFLEX Suzhou [Co.,] Ltd. (ID Document No.: 320500400012839), Account No.: 538201040055944.

After Party C confirms that the payment for the Property has been deposited into the escrow account, it shall issue a “Suzhou Municipal Escrow Certificate of Transaction Funds for Building Stock” (hereinafter referred to as the “Escrow Certificate”) to Party B.

The “Escrow Certificate” is important documentary proof for going through the procedures of real estate registration, bank loans, and receiving escrow funds. If Party B’s “Escrow Certificate” is lost or damaged, Party B shall immediately go through loss registration procedures with Party C.

Article 3 After applying for loans from the bank, the Buyer shall entrust the bank to directly transfer the loan amount(s) to the escrow account as specified in Article 2.

Article 4 After Party B receives the “Real Estate Title Certificate,” Party A shall present the “Escrow Agreement,” the “Escrow Certificate,” identification document(s), and complete the “Suzhou Municipal Application Form for Receiving Escrow Funds for Building Stock” (hereinafter referred to as the “Application Form for Receiving Funds”) in order to go through the procedures for receiving escrow funds.

[seal: MFLEX Suzhou Co., Ltd; 3205011029674]	[seal: Wearnes Global (Suzhou) Co., Ltd.; illegible]	[seal: Wuzhong District Real Estate Transaction Management Center; illegible]	[seal: Wuzhong District Real Estate Transaction Management Center; illegible]

[all handwritten text indicated in italics]

After the procedures for receiving funds are reviewed by Party C, the funds shall be directly transferred into the settlement account opened by the Seller as specified in Article 2.

The procedures for receiving escrow funds shall not be handled until the certificate(s) for other Property-related rights required by the lending bank are provided.

After receiving the “Real Estate Title Certificate,” Party B shall allow Party C to go through the settlement procedures for escrow funds with Party A.

Article 5 In the event that the Property does not meet registration requirements, or Party A and Party B agree to terminate the transaction, Party A and Party B shall, after reaching consensus through negotiations, complete the “Application Form for Canceling Escrow Agreement” and “Application Form for Receiving Funds” while presenting the “Escrow Agreement,” the “Escrow Certificate” and identification documents at the same time. After the procedures for receiving escrow funds are reviewed by Party C, the funds shall be directly transferred into the settlement account opened by the Buyer as specified in Article 2. If the funds involve bank loans, Party B (the Borrower) shall entrust Party C to transfer the loan principal to the original lending bank; after the accrued interest on said loans is settled between the Borrower and the lending bank, Party B may go through procedures for receiving escrow funds by presenting a loan repayment certificate issued by the [lending] bank, and the funds shall be directly transferred into the settlement account opened by the Buyer as specified in Article 2, after Party C reviews the foregoing procedures.

Article 6 Where either Party A or Party B entrusts an agent to go through the procedures for receiving funds, the agent shall go through the procedures by presented a notarized power of attorney, identification document(s) and duplicate(s) thereof, the “Contract,” the “Escrow Agreement” and the “Escrow Certificate.”

Article 7 Both Party A and Party B agree that interest shall not be calculated on the escrow funds, and Party C undertakes not to charge any fees for escrow of the funds.

Article 8 Both Party A and Party B warrant that any disputes arising from the sale and purchase of the Property have no connection with this Agreement, and shall not impact the performance hereof. Where one party asks for withdrawal or refund of the escrow funds, at the objection of another party, Party C shall suspend payment of the escrow funds until the dispute is settled.

Article 9 Party C’s escrow of payment for the Property does not mean or imply that Party C is liable to provide any guarantee for Party B’s payment obligation.

Article 10 This Agreement is made in triplicate, and Party A, Party B and Party C shall each retain one copy.

Party A (Signature & Seal): Co-Owner (Signature & Seal): ID Document No.: Agent (Signature & Seal): [signature: CHEN [illegible]] ID Document No.: Contact Phone:	Party B (Signature & Seal): ID Document No.: Agent (Signature & Seal): [signature: Lei Jin] ID Document No.: Contact Phone:	Party C (Signature & Seal): Representative (Signature): Contact Phone: Date of Signature: January 18, 2011 2:23:26 p.m. [illegible]
[seal: Wearnes Global (Suzhou) Co., Ltd.; illegible]	[seal: MFLEX Suzhou Co., Ltd.; 3205011029674]	[seal: Wuzhong District Real Estate Transaction Management Center; illegible]